                                                           Exhibit 10(f)



                         FIRST BANCORPORATION OF OHIO

                         DIRECTORS' DEFERRED FEE PLAN

                          Effective October 1, 1986

                          FIRST BANCORPORATION OF OHIO
                          DIRECTORS' DEFERRED FEE PLAN

                                              PAGE
ARTICLE I - PURPOSE                            1

ARTICLE II - DEFINITIONS

     2.1  Beneficiary                          1
     2.2  Board                                1
     2.3  Committee                            1
     2.4  Company                              1
     2.5  Declared Rate                        1
     2.6  Deferral Benefit                     1
     2.7  Deferred Benefit Account             2
     2.8  Designation of Form for Payment      2
     2.9  Determination Date                   2
     2.10 Director                             2
     2.11 Fee                                  2
     2.12 Participant                          2
     2.13 Participation Agreement              2
     2.14 Plan Year                            2

ARTICLE III - ELIGIBILITY AND PARTICIPATION

     3.1  Eligibility                          2
     3.2  Participation                        3
     3.3  Amount of Deferral                   3

ARTICLE IV - DEFERRED FEES

     4.1  Elective Deferred Fees               3
     4.2  Vesting of Deferred Benefit
          Account                              3

ARTICLE V - DEFERRED BENEFIT ACCOUNT

     5.1  Determination of Account             4
     5.2  Crediting of Account                 4
     5.3  Statement of Accounts                4

ARTICLE VI - BENEFITS

     6.1  Termination of Service
          as Director                          4
     6.2  In-Service Withdrawal                4
     6.3  Death Benefit                        5
     6.4  Form of Benefit Payment              5
     6.5  Commencement of Payments             6

                                     (i)

                          FIRST BANCORPORATION OF OHIO

                          DIRECTORS' DEFERRED FEE PLAN

                                                        PAGE
ARTICLE VII - BENEFICIARY DESIGNATION

     7.1   Beneficiary Designation                      6
     7.2   Amendments                                   6
     7.3   No Participant Designation                   6
     7.4   Effect of Payment                            7

ARTICLE VIII - ADMINISTRATION

     8.1   Committee; Duties                            7
     8.2   Agents                                       7
     8.3   Binding Effect of Decisions                  7
     8.4   Indemnity of Committee                       7

ARTICLE IX - CLAIMS PROCEDURE

     9.1   Claim                                        7
     9.2   Denial of Claim                              7
     9.3   Review of Claim                              8
     9.4   Final Decision                               8

ARTICLE X - AMENDMENT AND TERMINATION OF PLAN

     10.1  Amendment                                    8
     10.2  Termination of Plan                          8

ARTICLE XI - MISCELLANEOUS

     11.1  Unsecured General Creditor                   9
     11.2  Non-assignability                            9
     11.3  Not a Contract of Employment                 9
     11.4  Participant Cooperation                      9
     11.5  Terms                                        10
     11.6  Captions                                     10
     11.7  Governing Law                                10
     11.8  Validity                                     10
     11.9  Notice                                       10
     11.10 Successors                                   10

                                     (ii)

                          FIRST BANCORPORATION OF OHIO
                          ----------------------------

                          DIRECTORS' DEFERRED FEE PLAN
                          ----------------------------

                                   ARTICLE I
                                   ---------

                                    PURPOSE
                                    -------

     The purpose of the First Bancorporation of Ohio Directors' Deferred Fee Plan (hereinafter referred to as the "Plan") is to provide funds for termination of service or death for Directors (and their beneficiaries) of First Bancorporation of Ohio. It is intended that the Plan will aid in retaining and attracting Directors of exceptional ability.

                                   ARTICLE II
                                   ----------

                                  DEFINITIONS
                                  -----------

     For the purpose of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

     2.1 BENEFICIARY. "Beneficiary" means the person, persons or entity designated by the Participant, or as provided in Article VII, to receive any benefits payable under the Plan.

     2.2 BOARD. "Board" means the Board of Directors of First Bancorporation of Ohio.

     2.3  COMMITTEE. "Committee" means the Executive Committee of the Board.

     2.4 COMPANY. "Company" means First Bancorporation of Ohio and its subsidiaries as set forth in Appendix "A" attached hereto.

     2.5 DECLARED RATE. "Declared Rate" means with respect to any calendar month two (2) percentage points over the average of the composite yield on Moody's Average Corporate Bond Yield for the month of October immediately preceding the Plan Year as determined from Moody's Bond Record published by Moody's Investors Services, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by the Company. The Committee shall establish the Declared Rate effective as of January 1 of each Plan Year. For the first Plan Year, the Declared Rate shall be 11.52%. Such Declared Rate, once established, shall be used for all interest determinations during such Plan Year.

     2.6 DEFERRAL BENEFIT. "Deferral Benefit" means the benefit payable to a Participant or his Beneficiary on his death or termination of service as a Director, or In-Service Withdrawal, as calculated in Article VI hereof.

     2.7 DEFERRED BENEFIT ACCOUNT. "Deferred Benefit Account" means the account maintained on the books of the Company for each Participant pursuant to
Article V. A Participant's Deferred Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

     2.8 DESIGNATION OF FORM FOR PAYMENT. "Designation of Form for Payment" means the agreement filed by a Participant designating the manner in which the Participant's Deferred Benefit Account balance shall be paid to the Participant or his beneficiary.

     2.9 DETERMINATION DATE. "DETERMINATION Date" means the date on which the amount of a Participant's Deferred Benefit Account is determined as provided in Article V hereof. The last day of each calendar month shall be the Determination Date.

     2.10 DIRECTOR. "Director" means an active member of the Board of Directors of the Company and shall not include Emeriti Directors.

     2.11 FEE. "Fee" or "Fees" means any compensation paid to a Director for his services as a Director.

     2.12 PARTICIPANT. "Participant" means any eligible Director who elects to participate by filing a Participation Agreement as provided in Article III.

     2.13 PARTICIPATION AGREEMENT. "Participation Agreement" means the agreement filed by a Participant prior to the beginning of the first period for which the Participant's Fees are to be deferred pursuant to the Plan and the Participation Agreement. A new Participation Agreement shall be filed by the Participant on an annual basis for each separate Fee deferral election.

     2.14 PLAN YEAR. "Plan Year" means a twelve month period commencing January 1st and ending the following December 31st. The first Plan Year shall commence October 1, 1986 and end December 31, 1986.

                                  ARTICLE III
                                  -----------

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

     3.1 ELIGIBILITY. Eligibility to participate in the Plan is limited to those Directors who are not employees of the Company.

     3.2 PARTICIPATION. Participation in the Plan shall be limited to Directors of the Company who elect to participate in the Plan by filing a Participation Agreement with the Company. In addition, a Participant who is also a Director of a subsidiary as set forth in Appendix A attached hereto, must also elect to defer all Fees received from such corporation under this Plan. A Participation Agreement must be filed prior to the December 15th immediately preceding the Plan Year in which the Participant's participation under the agreement will commence, and the election to participate shall be effective on the first day of the Plan Year following receipt by the Company of a properly completed and executed Participation Agreement. In the event that an individual first becomes eligible to participate during the course of a Plan Year, a Participation Agreement must be filed no later than 30 days following notification of the individual by the Committee of eligibility to participate and such Participation Agreement shall be effective only with regard to Fees earned or payable following the filing of the Participation Agreement with the Committee.

     3.3 AMOUNT OF DEFERRAL. A Participant may elect in any Participation Agreement to defer all, and not less than all, of his Fees. A Participant's election to defer his Fees shall be irrevocable for the applicable Plan Year upon the filing of the respective Participation Agreement; provided, however, that the deferral of Fees under any Participation Agreement may be suspended or amended as provided in Sections 10.1 or 10.2.

                                   ARTICLE IV
                                   ----------

                                 DEFERRED FEES
                                 -------------

     4.1 ELECTIVE DEFERRED FEES. The amount of Fees that a Participant elects to defer under this Plan shall be credited by the Company to the Participant's Deferred Benefit Account as the Participant's Fees are payable. The amount credited to a Participant's Deferred Benefit Account shall equal the amount deferred. To the extent that the Company is required to withhold any taxes or other amounts from the Directors' deferred Fees pursuant to any state, federal or local law, such amounts shall be withheld from the Participant's Fees before such amounts are credited.

     4.2 VESTING OF DEFERRED BENEFIT ACCOUNT. A Participant shall be 100% vested in the Deferred Benefit Account at all times.

                                   ARTICLE V
                                   ---------

                            DEFERRED BENEFIT ACCOUNT
                            ------------------------

     5.1 DETERMINATION OF ACCOUNT. Each Participant's Deferred Benefit Account as of each Determination Date shall consist of the balance of the Participant's Deferred Benefit Account as of the immediately preceding Determination Date plus the Participant's elective deferred Fees withheld since the immediately preceding Determination Date pursuant to the Section 4.1. The Deferred Benefit Account of each Participant shall be reduced by the amount of all distributions, if any, made from such Deferred Benefit Account since the preceding Determination Date.


    5.2 CREDITING OF ACCOUNT. As of each Determination Date, the Participant's Deferred Benefit Account shall be increased by the amount of interest earned since the preceding Determination Date. Interest shall be based upon the Declared Rate as defined in Section 2. 6. Interest shall be based upon the average daily balance of the Participant's Deferred Benefit Account since the last preceding Determination Date, but after the Deferred Benefit Account has been adjusted for any contributions or distributions to be credited or deducted for each such day.

     5.3 STATEMENT OF ACCOUNTS. The Committee shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Committee deems desirable, setting forth the balance to the credit of such Participant in his Deferred Benefit Account as of the last day of the preceding Plan Year.


                                   ARTICLE VI
                                   ----------

                                    BENEFITS
                                    --------

     6.1 TERMINATION OF SERVICE AS DIRECTOR. Upon any termination of service of the Participant with the Company for reasons other than his death, the Company shall pay to the Participant a Deferral Benefit equal to the amount of his Deferred Benefit Account determined under Section 5.1 and 5.2.

     6.2 IN-SERVICE WITHDRAWAL. Subject to making a timely In-Service Withdrawal election, Participant may receive Plan Benefits while still in service with the Company. The election to receive the In Service Withdrawal must be made by notifying the Committee of such election at least one (1) calendar year prior to the date Deferral Benefits are elected to commence. The Company shall pay to the Participant a Deferral Benefit equal to the amount of his Deferred Benefit Account determined under Sections 5.1 and 5.2.

         6.3 DEATH BENEFIT. Upon the death of a Participant, the Company shall pay to the Participant's Beneficiary an amount determined as follows:

         a) If the Participant dies after Termination as a Director, the amount payable shall be equal to the remaining unpaid balance of his Deferred Benefit Account.

         b) If the Participant dies prior to Termination as a Director, the amount payable shall be the greater of (i) the remaining balance in his Deferred Benefit Account; or (ii) two
              (2) times the amount actually deferred by the Participant under this Plan.

         The Deferral Benefit provided above shall be in lieu of all other benefits under this Plan.

6.4  FORM OF BENEFIT PAYMENT.

         a)   Upon the happening of an event described in Sections 6.1,
              6.2 or 6.3 above, the Company shall pay to the Participant or his Beneficiary, the amount specified therein in one of the following forms as elected by Participant in the Designation of Form for Payment filed by the Participant.

              1) A monthly payment of a fixed amount which shall amortize the Deferred Benefit Account balance, or the Deferral Benefit payable on death, as applicable, in equal monthly payments of principal and interest over a period of 120 months. For purposes of determining the amount of the monthly payment, the rate of interest shall be the average of the Declared Rate for the five years preceding the initial payment.

              2)   A lump sum


              3) A combination of (a) and (b) above. The Participant shall designate the percentage payable under each option.

         b) A Participant may request payment of his Deferred Benefit Account over a period of less than 120 months. The Committee may approve or disapprove any such request.

         c) A Participant may change the form in which his benefits shall be paid by filing a revised Designation of Form for Payment indicating such change at least one calendar year prior to the date payments are to commence. Said Designation of Form for Payment shall be irrevocable beginning one (1) calendar year prior to the date payments are to commence.

     6.5  COMMENCEMENT OF PAYMENTS.

         a) Commencement of payments under Sections 6.1 and 6.3 of this Plan shall begin within 60 days following receipt of notice by the Committee of an event which entitles a Participant (or a Beneficiary) to payments under this Plan, or at such earlier date as may be detained by the Committee.

         b) Commencement of payments under Section 6.2 of this Plan shall begin upon the date requested by the Participant but shall be at least one (1) calendar year following receipt of notice by the Committee of Participant's election to receive the In Service Withdrawal.

         c) All payments made pursuant to Section 6.4(a) (1) and (3) shall be payable on the first day of the month.

                                  ARTICLE VII
                                  -----------

                            BENEFICIARY DESIGNATION
                            -----------------------

         7.1 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both principal as well as contingent) to wham payment under this Plan shall be paid in the event of his death prior to complete distribution to Participant of the benefits due him under the Plan. Any Participant Beneficiary Designation shall be made in a written instrument filed with the Committee and shall be effective only when received in writing by the Committee.

        7.2 AMENDMENTS. Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

        7.3 NO PARTICIPANT DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then Participant's designated Beneficiary shall be deemed to be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

         a)   The surviving spouse;

         b) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;


         c)   The Participant's Estate.

     7.4 EFFECT OF PAYMENT. The payment to the deemed Beneficiary shall completely discharge Company's obligations under this Plan.

                                  ARTICLE VIII
                                  ------------

                                 ADMINISTRATION
                                 --------------

     8.1 COMMITTEE; DUTIES. This Plan shall be administered by the Committee. Members of the Committee may be Participants under this Plan.

     8.2 AGENTS. The Committee may appoint an individual to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

     8.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan.

      8.4 INDEMNITY OF COMMITTEE. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct by the Committee.

                                   ARTICLE IX
                                   ----------

                                CLAIMS PROCEDURE
                                ----------------

     9.1 CLAIM. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing as soon as practicable.

     9.2 DENIAL OF CLAIM. If the claim or request is denied, the written notice of denial shall be made within ninety (90) days of the date of receipt of such claim or requested by the Committee and shall state:

     a) The reason for denial, with specific references to the Plan provisions on which the denial is based.

     b) A description of any additional material or information required and an explanation of why it is necessary.

     c)   An explanation of the Plan's claim review procedure.

     9.3 REVIEW OF CLAIM. Any person whose claim or request is denied or who has not received a response within ninety (90) days may request review by notice given in writing to the Committee within sixty (60) days of receiving a response or one hundred fifty (150) days from the date the claim was received by the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

     9.4 FINAL DECISION. The decision on review shall normally be made within sixty (60) days after the Committee's receipt of a request for review. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days after the Committee's receipt of a request for review. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

                                   ARTICLE X
                                   ---------

                       AMENDMENT AND TERMINATION OF PLAN
                       ---------------------------------

        10.1 AMENDMENT. The Board may at any time amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease or restrict any Deferred Benefit Account maintained pursuant to any existing deferral commitment under the Plan. Any change in the Declared Pate shall be prospective only and shall not become effective until the first day of the calendar year which follows the adoption of the amendment and providing at least ninety (90) days written notice of the amendment to the Participant.

        10.2 TERMINATION OF PLAN. The Board may at any time terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of the Company.

                                   ARTICLE XI
                                   ----------

                                 MISCELLANEOUS
                                 -------------

     11.1 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no secured interest or claim in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company ("Policies"). Such Policies or other assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Company under this Plan. Any and all of the company's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future. The Company shall have no obligation under this Plan with respect to individuals other than that Company's employees, directors or consultants.


   11.2 NON-ASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     11.3 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge him at any time.

    11.4 PARTICIPANT COOPERATION. A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits under and by taking such physical examinations and such other action as may be requested by the Company.

          11.5 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

          11.6 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          11.7 GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Ohio.

          11.8 VALIDITY. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

          11.9 NOTICE. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee, the President of the Company or the Company's Statutory Agent. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail as of three (3) days following the date shown on the postmark or on the receipt for registration or certification.

          11.10 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

          IN WITNESS WHEREOF, and pursuant to the resolution of the Board of Directors of the undersigned corporation, such corporation has caused this instrument to be executed by its duly authorized officer effective as of October 1, 1986.

                                    First Bancorporation of Ohio


                                    By: /s/ Howard L. Flood
                                        --------------------------
                                        Howard L. Flood, President